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                                                                    EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to the use of our name in "Item 2. Properties" of the Annual Report on Form 10-K of Newfield Exploration Company (the "Company") for the year ended December 31, 1996 (the "Form 10-K"), and the incorporation by reference of the Form 10-K into the Company's Registration Statements on Form S-8 (Registration No. 33-72848, No. 33-79826 and No. 33-92182).


/s/ RYDER SCOTT COMPANY


Ryder Scott Company
Petroleum Engineers
March 4, 1997